UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 15, 2010
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MICREL, INCORPORATED
(Exact name of Registrant as Specified in its Charter)

California	001-34020	94-2526744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2180 Fortune Drive, San Jose, California, 95131
(Address of Principal Executive Offices)

(408) 944-0800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 15, 2010, Micrel, Incorporated ( “Micrel”) announced that its Board of Directors approved an increase to the amount authorized for repurchase of Micrel’s common stock for the calendar year 2010 from $15.0 million to $30.0 million.

As of September 14, 2010, Micrel has expended approximately $11.4 million for the repurchase of its common stock during calendar year 2010.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference in its entirety

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated September 15, 2010, issued by Micrel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:  September 15, 2010                                                                MICREL, INCORPORATED

By:           /s/ Clyde R. Wallin
Name:           Clyde R. Wallin
Title:           Vice President, Finance and Chief FinancialOfficer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated September 15, 2010, issued by Micrel